Exhibit 10.1

SECOND AMENDMENT AND WAIVER, dated as of April 9, 2014 (this "Amendment and Waiver") to the CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified, from time to time, the "Credit Agreement"), dated as of November 8, 2012, among ORBIT INTERNATIONAL CORP., a Delaware corporation ("Orbit"), BEHLMAN ELECTRONICS, INC., a Delaware corporation ("Behlman"), TULIP DEVELOPMENT LABORATORY, INC., a Pennsylvania corporation ("Tulip") and INTEGRATED CONSULTING SERVICES, INC., a Kentucky corporation ("Integrated", and together with Orbit, Behlman and Tulip, each a "Borrower" and collectively, the "Borrowers"), and PEOPLE'S UNITED BANK, a Federally chartered savings bank (the "Bank")

RECITALS

WHEREAS, the Borrowers have requested and the Bank has agreed, subject to the terms and conditions of this Amendment and Waiver, to amend and waive compliance with certain provisions of the Credit Agreement, as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.                   Amendments.

(a)                The following definitions are hereby added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:

"Availability Block" shall mean, at all times during the Compliance Period only, an amount equal to the difference between (a) $3,000,000 and (b) the Borrowers' cash and marketable securities, provided that if such amount is a negative number then the Availability Block shall be zero.

"Compliance Date" shall be the date that the Borrowers shall provide evidence to the Bank that the Borrowers are in compliance with Section 7.01 of the Credit Agreement for the fiscal year ending December 31, 2014.

"Compliance Period" shall mean the period from the Effective Date through and including the Compliance Date.

"Effective Date" shall mean April 9, 2014.

(b)                The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

"Borrowing Base" means the sum of (1) 85% of the face amount of all Eligible Accounts, plus (2) the lesser of (a) 50% of the value of Eligible Inventory or (b) $3,000,000.00 minus (3) the Availability Block.  Notwithstanding anything to the contrary, in the event that Aggregate Outstandings exceeds the Borrowing Base then in effect, the Borrowers shall prepay the Line of Credit Loan in accordance with Section 2.09 hereof.

"Consolidated Fixed Charge Coverage Ratio" means, for the Borrowers, for any period, the ratio of (a) net income (loss) (calculated exclusive of extraordinary or unusual gains), plus (i) to the extent deducted in determining net income, the sum of (A) interest expense on all Debt, (B) tax expense, (C) all depreciation and amortization expenses or charges, (D) non-cash stock-based compensation expense, (E) other non-cash charges (including in connection with any non-renewed employment agreement) and (F) charges attributed to the closing and consolidation of Tulip's manufacturing facilities, provided that the aggregate amount of such charges referred to in this clause (F) shall not exceed $929,000, minus (ii) the sum of (A) cash taxes, (B) unfunded Capital Expenditures and (C) cash dividends for the applicable period, to (b) the sum of (i) current maturities of long term Debt, (ii) current portion of Capital Lease obligations and (iii) interest expense for such period, all calculated with respect to the Borrowers, on a Consolidated basis, and determined on a trailing four quarter basis, as calculated in accordance with GAAP applied on a consistent basis.

(c)                Subsection (8) of Section 6.03 of the Credit Agreement is hereby amended to add the following text at the end thereof immediately before the period:

"and (d) no Event of Default has occurred and is then continuing or would occur as a result of the incurrence of any Debt secured by such Lien"

(d)                Subsection (7) of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

"(7) so long as no Event of Default shall have occurred and is then continuing or would occur as result of any such repurchase, repurchases by Orbit of its Equity Securities, in an amount not in excess of $400,000, in the aggregate, in each  year beginning July 1 and ending June 30 during the term hereof, unless the Bank consents to a greater amount, which consent shall not be unreasonably withheld or delayed"

(e)                Section 7.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

The Borrowers shall maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.25 to 1.00, as determined on the fiscal year ending December 31, 2014 and at the end of each fiscal quarter and fiscal year thereafter.

(f)                 Section 7.02 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

The Borrowers shall maintain a ratio of Consolidated Total Liabilities to Tangible Net Worth of not greater than 1.25 to 1.00, as determined at the end of each fiscal quarter and each fiscal year.

(g)                Section 7.03 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

The Borrowers shall have cash, marketable securities and Excess Availability, in the aggregate, of not less than $3,000,000, at all times, from the Effective Date through the Compliance Date, tested monthly upon delivery of the Borrowing Base Certificate.

(h)                Article VII of the Credit Agreement is hereby further amended to add a new Section 7.04 at the end thereof as follows:

Section 7.04                          Minimum Consolidated Tangible Net Worth.  The Borrowers shall maintain Consolidated Tangible Net Worth of not less than $13,500,000, for each of the fiscal quarters ending June 30, 2014 and September 30, 2014.

(i)                  Exhibit D to the Credit Agreement is hereby amended and replace by Exhibit D attached hereto.

2.                   Waiver.  The Bank hereby waives compliance by the Borrowers with Section 7.01 of the Credit Agreement for the fiscal quarter ended March 31, 2014.

3.                  Conditions of Effectiveness.  This Amendment and Waiver shall become effective as of the date hereof, upon receipt by the Bank of (a) this Amendment and Waiver, duly executed by the Borrowers, (b) an amendment fee of $5,000 and (c) such other documents and agreements as the Bank may require.

4.                  Conforming Amendments.  The Credit Agreement and the other Loan Documents shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment and Waiver.  Except as so amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

5.                   Representations and Warranties.  The Borrowers hereby represent and warrant to the Bank as follows:

(a)                 After giving effect to this Amendment and Waiver (i) each of the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date of this Amendment and Waiver except to the extent such representations or warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or shall result from after giving effect to this Amendment and Waiver.

(b)                Each Borrower has the power to execute, deliver and perform this Amendment and Waiver and each of the other agreements, instruments and documents to be executed by it in connection with this Amendment and Waiver.  No registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Amendment and Waiver and the other agreements, instruments and documents executed in connection with this Amendment and Waiver by any Borrower.

(c)                The execution, delivery and performance by each Borrower of this Amendment and Waiver and each of the other agreements, instruments, and documents to be executed by it in connection with this Amendment and Waiver and each of the other agreements, instruments and documents to be executed in connection therewith, if any (i) have, with respect to such Borrower, been duly authorized by all requisite corporate action, (ii) will not violate  (A) any provision of law applicable to such Borrower, any rule or regulation of any Governmental Authority applicable to such Borrower or (B) the certificate of incorporation, by-laws, or other organizational documents, as applicable, of such Borrower or (C) any order of any court or other Governmental Authority binding on such Borrower or any indenture, agreement or other instrument to which such Borrower is a party, or by which such  Borrower any of its respective properties are bound, and (iii) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, of any nature whatsoever upon any of the property or assets of such Borrower other than as contemplated by the Credit Agreement.

(d)                This Amendment and Waiver and each of the other agreements, instruments and documents executed in connection with this Amendment and Waiver to which such Borrower is a party have been duly executed and delivered by such Borrower, as the case may be, and constitutes a legal, valid and binding obligation of such Borrower enforceable, as the case may be, in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

(e)                 The certificate of incorporation and bylaws of each Borrower, each previously delivered to the Bank on the Closing Date, have not been amended, modified, revoked or rescinded as of the date hereof.

6.                   Miscellaneous.

(a)                 Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

(b)                 Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

(c)                 The amendments and waiver herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or a waiver of any other provision of Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Credit Agreement.

(d)                 This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment and Waiver.

(e)                 THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

7.                   Reaffirmation.  The Borrowers hereby: (a) acknowledge and confirm that, except as amended by this Amendment and Waiver, (i) all terms and provisions contained in the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Bank as security for the Borrower's obligations under the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver; (b) reaffirm and ratify all the representations and covenants contained in each Loan Document; and (c) represent, warrant and confirm the non-existence of any offsets, defenses, or counterclaims to its obligations under the Credit Agreement and the other Loan Documents.

8.                   Acknowledgement and Waiver re: Tulip.  The Borrowers have informed the Bank that Tulip will become inactive and will be dissolved.  The Bank hereby waives compliance with Sections 6.06 and 6.07 of the Credit Agreement in order to permit Tulip to dissolve and transfer its assets, provided that all of its assets are transferred to Orbit or another Borrower. The Borrowers agree that, unless and until Tulip reactivates its status and becomes active and notifies the Bank thereof, Tulip shall not be permitted to borrow any Loans under the Credit Agreement without the prior written consent of the Bank and that no portion of the Loans shall be used for the benefit of Tulip, by way or loans or advances or otherwise.  Notwithstanding anything to the contrary, Tulip shall remain jointly and severally obligated for the Obligations and shall be subject to Section 6.09 of the Credit Agreement.

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IN WITNESS WHEREOF, the Borrower and the Bank have signed and delivered this Amendment and Waiver as of the date first written above.

PEOPLE'S UNITED BANK

By: /s/ Raymond Fincken
Name: Raymond Fincken
Title: Senior Vice President

BORROWERS:

ORBIT INTERNATIONAL CORP.	BEHLMAN ELECTRONICS, INC.

By: /s/ David Goldman	By: /s/ David Goldman
Name: David Goldman	Name: David Goldman
Title: Chief Financial Officer	Title: Chief Financial Officer

TULIP DEVELOPMENT LABORATORY, INC.	INTEGRATED CONSULTING SERVICES, INC.

By: /s/ David Goldman	By: /s/ David Goldman
Name: David Goldman	Name: David Goldman
Title: Chief Financial Officer	Title: Chief Financial Officer

EXHIBIT D

Form of

BORROWING BASE CERTIFICATE
For The Period Ending:  ______________________

A.	Total Gross Account Receivables		$____________
B.	Less: A/R's over 90 Days Past Invoice Date	$____________
C.	Less: Foreign Receivables	$____________
D.	Less: Intercompany Receivables	$____________
E.	Less: Cross-Aged > 50%	$____________
F.	Less: Receivables due from one debtor >20% of Net Receivables (excluding US Gov't)	$____________
G.	Less: Other Ineligible Accounts	$____________
H.	Total Ineligible Receivables	$____________
I.	Total Eligible Accounts Receivable: (A minus H)	$____________	$____________
J.	Accounts Receivable Margined (85% times I)			$____________
K.	Total Gross Eligible Inventory		$____________
L.	Inventory Margins (50% times K)		$____________
M.	Inventory Availability (lesser of $3,000,000 or L)			$____________
N.	Borrowing Base (J plus M)			$____________
O.	Outstanding Line of Credit Loans			$____________
P.	Excess Availability (N minus O)*			$____________
Q.	Cash/Marketable Securities			$____________
R.	Availability Block ($3,000,000 - Q)**			$____________
S.	Net Excess Availability (P minus R)			$____________
T.	Line of Credit Loan requested			$____________
U.	Mandatory Prepayment if row S is negative			$____________

*If a collateral shortfall exists, the loan balance MUST be reduced, or cash collateral provided, for an amount greater than or equal to the shortfall.

**If such amount is a negative number then Availability Block shall be equal to zero.

The undersigned hereby represents and warrants to the Bank that all information set forth herein, including, without limitation, the information regarding the status of the Borrowers' receivables and the Borrowers' inventory, are true, correct, complete and accurate as of the dates stated above and has been prepared in a manner consistent with the preparation of prior Borrowing Base Certificates to the Bank.  The undersigned further acknowledges that the Bank will rely on the information contained herein in making Loans to the Borrowers.  The undersigned certifies that (i) except as set forth below, no Default or Event of Default has occurred and is continuing under the Credit Agreement or will occur after giving effect to any Loan requested hereunder and (ii) except as set forth below, the Borrowers have performed all agreements and satisfied all conditions under the Credit Agreement required to be performed by them on or prior to the date hereof.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement

The undersigned agrees that in the event of any conflict between the Borrowing Base Certificate and other loan documents, the terms of the other loan documents shall control.  The undersigned further acknowledges that the Bank will rely on the foregoing in making credit available to the undersigned.

ORBIT INTERNATIONAL CORP., as Administrative Borrower

By:
Name:
Title:	Chief Financial Officer

Description of Exceptions to Certification: